        MAGELLAN HEALTH SERVICES, INC. AND CONSOLIDATED SUBSIDIARIES
                 COMBINED WITH UNCONSOLIDATED SUBSIDIARIES
            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      (Dollars in thousands)



                                                                              Fiscal year ended September 30,
                                                               1993        1994         1995         1996          1997
                                                           ---------    ---------    ---------    ---------    ---------
Income (loss) before income taxes,
        minority interest and extraordinary items          ($ 37,746)   ($ 57,539)   ($ 54,272)   $  64,238    $  23,095
                                                           ---------    ---------    ---------    ---------    ---------

Less:
        Minority interest in earnings of
        certain consolidated subsidiaries                          0            0         (187)       2,015        1,418
        Equity in undistributed earnings of
        certain unconsolidated subsidiaries                        0            0            0       (1,200)      (5,568)
                                                           ---------    ---------    ---------    ---------    ---------
                                                                   0            0         (187)         815       (4,150)
                                                           ---------    ---------    ---------    ---------    ---------
Income (loss) before income taxes, minority interest and
        extraordinary items as adjusted                      (37,746)     (57,539)     (54,085)      63,423       27,245
                                                           ---------    ---------    ---------    ---------    ---------
                                                           ---------    ---------    ---------    ---------    ---------
Fixed Charges:

        Magellan Health Services, Inc. and Consolidated
        Subsidiaries:

        Interest on indebtedness                              77,691       43,794       58,980       58,548       55,484
        Minority interest in fixed charges of
        certain consolidated subsidiaries                          0            0            0         (128)        (119)
        Portion of rents representative of interest
        expense                                                3,847        4,381        6,704        6,422        7,026
                                                           ---------    ---------    ---------    ---------    ---------
                                                              81,538       48,175       65,684       64,842       62,391

        Unconsolidated Subsidiaries:

        Interest on indebtedness                                   0            0            0            0          912
        Portion of rents representative of
        interest expense                                           0            0            0            0        3,340
        Preferred dividend requirement                             0            0            0            0            0
                                                           ---------    ---------    ---------    ---------    ---------
                                                                   0            0            0            0        4,252
                                                           ---------    ---------    ---------    ---------    ---------
Total Fixed Charges                                           81,538       48,175       65,684       64,842       66,643
                                                           ---------    ---------    ---------    ---------    ---------
                                                           ---------    ---------    ---------    ---------    ---------

Ratio Computation:
        Earnings                                             (37,746)     (57,539)     (54,085)      63,423       27,245
        Fixed Charges                                         81,538       48,175       65,684       64,842       66,643
                                                           ---------    ---------    ---------    ---------    ---------
        Earnings before fixed charges                         43,792       (9,364)      11,599      128,265       93,888
        Fixed Charges                                         81,538       48,175       65,684       64,842       66,643
                                                           ---------    ---------    ---------    ---------    ---------
        Ratio of earnings (deficiency) to
        fixed charges                                        (37,746)     (57,539)     (54,085)        1.98         1.41



        MAGELLAN HEALTH SERVICES, INC. AND CONSOLIDATED SUBSIDIARIES
                 COMBINED WITH UNCONSOLIDATED SUBSIDIARIES
            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      (Dollars in thousands)


                                                                                                     Pro Forma
                                                                                    -------------------------------------------
                                                          Nine Months ended         Fiscal Year ended         Nine Months ended
                                                            June 30, 1998           September 30, 1997          June 30, 1998
                                                          -----------------         ------------------        -----------------
Income (loss) before income taxes,
        minority interest and extraordinary items                   $33,781                    $44,855                  $30,645


Less:
        Minority interest in earnings of
        certain consolidated subsidiaries                              (221)                     1,387                     (855)
        Equity in undistributed earnings of
        certain unconsolidated subsidiaries                                                         --                       --
                                                           ----------------         ------------------        -----------------
                                                                       (221)                     1,387                     (855)

Income (loss) before income taxes, minority interest and   ----------------         ------------------        -----------------
        extraordinary items as adjusted                              34,002                     43,468                   31,500
                                                           ----------------         ------------------        -----------------
                                                           ----------------         ------------------        -----------------
Fixed Charges:

        Magellan Health Services, Inc. and Consolidated
        Subsidiaries:

        Interest on indebtedness                                     58,678                    108,460                   84,551
        Minority interest in fixed charges of
        certain consolidated subsidiaries                             3,967                     14,018                   11,836
        Portion of rents representative of interest
        expense                                                       3,780                     15,718                    6,848
                                                           ----------------         ------------------        -----------------
                                                                     66,425                    138,196                  103,235

        Unconsolidated Subsidiaries:

        Interest on indebtedness                                      1,397                         --                       --
        Portion of rents representative of
        interest expense                                              5,568                         --                       --
        Preferred dividend requirement                                  904                         --                       --
                                                           ----------------         ------------------        -----------------
                                                                      7,869                         --                       --
                                                           ----------------         ------------------        -----------------
Total Fixed Charges                                                  74,294                    138,196                  103,235
                                                           ----------------         ------------------        -----------------
                                                           ----------------         ------------------        -----------------

Ratio Computation:
        Earnings                                                     34,002                     43,468                   31,500
        Fixed Charges                                                74,294                    138,196                  103,235
                                                           ----------------         ------------------        -----------------
        Earnings before fixed charges                               108,296                    181,664                  134,735
        Fixed Charges                                                74,294                    138,196                  103,235
                                                           ----------------         ------------------        -----------------
        Ratio of earnings (deficiency) to
        fixed charges                                                  1.46                       1.31                     1.31


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